March 24, 2022	Exhibit 99.1

Media contact:	Investor/analyst contact:
Media Relations	Emily Halverson
(206) 304-0008	Managing Director, Investor Relations
(206) 392-5908

Alaska Air Group provides update on long-term growth strategy
Company to host Investor Day in New York City today; unveils long-term financial framework and provides full-year 2022 outlook

NEW YORK – Alaska Air Group Inc. (NYSE: ALK), the parent company of Alaska Airlines Inc. and Horizon Air Industries Inc., today will host its Investor Day at 11:30 a.m. Eastern time.

During the event, Alaska Air Group will provide an update on its business performance and growth strategy, including successful pandemic recovery, industry outperformance in guest experience and financial strength, and its path forward for long-term value creation.

“The people of Alaska and Horizon are the foundation of our company and their kind-hearted spirit is why travelers choose to fly with us time and again,” said Ben Minicucci, Chief Executive Officer of Alaska Air Group. “The care and industry-leading service they provide and the operational excellence they deliver have allowed us to build incredible loyalty and drive results.”

Yesterday, Aviation Week Network’s Air Transport World (ATW) named Alaska the 2022 ATW Airline of the Year, the top honor awarded among the 48th Annual ATW Airline Industry Achievement Awards, citing the company’s unique strengths and leading performance.

“We’re honored to be recognized by Air Transport World as the Airline of the Year – a testament to our people and to everything they’ve accomplished through the last few tumultuous years,” added Minicucci. “Throughout our history, Alaska has consistently outperformed the industry, and we’re well positioned to continue that trend, leveraging loyalty, alliances, network growth and our brand to unlock significant value and deliver $400 million of incremental revenue as part of our 2025 strategic plan. Accelerating our transition to single fleets while upgauging for growth is also a key part of that strategy. We care about growth because it enables us to create value for all who depend on us: greater opportunities for our employees, new jobs and increased service to our communities, and returns for our owners.”

Runway for Profitable Growth

Members of Alaska’s leadership team will outline the competitive advantages that underpin the company’s industry-leading performance and strategic growth plan:

1.Adding depth to our expansive network: Alaska plans to grow an average of 4-8% per year through 2025, in part by investing in the depth of its network. Alaska’s 1,200 flights per day take our guests to 120 destinations across North and Central America, including nonstop flights to transcontinental business routes and four Hawaiian Islands. Alaska’s network has consistently produced industry-leading margins throughout its history and its measured approach to bringing capacity back post-pandemic enabled a return to profitability ahead of the industry. Together with the airline’s global partners in the oneworld® Alliance, guests can reach over 1,000 destinations while earning and redeeming miles on flights to locations around the world.

2.Operating a single, more efficient fleet: Today, the company will share plans to accelerate the transition of its fleet of 300+ aircraft to all-Boeing 737 for its mainline operations and all-Embraer E175 jets for regional, by the end of 2023. Consistent with Alaska’s low-cost high productivity mindset, these transitions are expected to drive significant economic benefits. As the fleet grows to 400 aircraft by mid-decade, these will manifest through operational simplicity, flexibility and scalability, better fuel efficiency and reduced maintenance costs. The company is also growing cargo business operations by converting two passenger 737-800s to freighters, bringing the total freighter fleet to five.

3.Delivering best-in-class care: Care is the foundation of Alaska’s culture, fueled by its people and reflected in everything they do. It has earned the airline high guest satisfaction and long-term loyalty. The company will continue to invest in developing its people through its Pathways program, which cultivates talent from regional to mainline operations. In addition, it is developing the next generation of pilots and training existing employees for new jobs through its Ascend Pilot Academy. The company is also committed to making measurable progress on initiatives to advance diversity, equity and inclusion.

With care central to everything Alaska Airlines does, the company will continue to invest in end-to-end guest experiences that deliver on its brand promise. Today, the company announced infrastructure improvements for four of its main hubs – Seattle, Portland, San Francisco and Los Angeles. These investments total $2.3 billion in infrastructure upgrades that will provide a more seamless and enjoyable travel experience for guests and provide access to more gates and state-of-the-art lounges and lobbies.

4.Growing Alaska’s award-winning loyalty program with a renewed co-branded partnership: Alaska and Bank of America today announced an extension of their co-branded credit card agreement through 2030. This agreement will enhance benefits for guests and drive improved profitability for the airline. Alaska’s Mileage PlanTM is the industry’s most generous loyalty rewards program, with miles earned based on flight distance rather than dollars spent and ability to earn and redeem to over 1,000 global destinations as part of oneworld Alliance. Alaska’s co-branded credit card with Bank of America currently offers cardholders Alaska’s Famous Companion FareTM, free checked bag, the opportunity to earn 3x the miles on eligible Alaska purchases, 50 percent discount on day passes for Alaska Lounge access, 20 percent back on all inflight purchases and many other travel benefits
5.Preserving a resilient business model for long-term value creation: Alaska’s legacy of industry outperformance is guided by strong principles for management and performance. Today, the company published the guidelines that drive its financial sustainability and performance, providing additional transparency around its financial management principles and capital allocation approach. Key components include:
◦Generating returns on capital that consistently exceed the industry and the company’s cost of capital
◦Managing the business and allocating capital with a long-term perspective and a consistent set of priorities
◦Placing a high value on producing free cash flow consistently and sustainably

6.Sustainable on all fronts: Alaska’s commitment to long-term value includes prioritized ESG commitments to increase diversity at all levels, to reduce the company’s impact on the climate, and to provide transparent accountability on key environmental, social and governance parameters. Last year, the airline set ambitious, but attainable sustainability goals, including being the most fuel-efficient U.S. airline and reaching net-zero carbon emissions by 2040. Further embedding these commitments into its culture, Alaska has linked a portion of its annual performance-based pay plan for all employees to the carbon intensity of the operation, and a portion of executives’ compensation to achieving stronger BIPOC representation in leadership.

Full Year 2022 Outlook
“Alaska’s team is committed to outperforming the industry, even while navigating a choppy pandemic recovery and near-term economic volatility,” said Shane Tackett, executive vice president finance and Chief Financial Officer of Alaska Air Group. “As people return to travel, they are choosing Alaska. And thanks to the caring spirit of our people, when guests try us, they tend to come back. We are excited for the path ahead and confident in our ability to continue creating value for our employees, guests, communities and shareholders.”

As detailed in the company’s fourth quarter 2021 and full-year results, Alaska’s 2022 outlook includes the following metrics:

Key Metric	Range*
Capacity	Up 1% to 3%
CASM ex-Fuel (Excluding fleet transition costs and lease return expense)	Up 3% to 5%
Capital Expenditures	$1.6 billion to $1.7 billion

*Range increases are compared to 2019 levels

Webcast Information

Alaska’s Investor Day presentation will be available via webcast at https://investor.alaskaair.com from 11:30 a.m. Eastern time, concluding at approximately 2:30 p.m. Eastern time. The webcast and presentation materials can be accessed through Alaska’s investor relations website. A replay of the webcast will be available following the event.

About Alaska Air Group

Alaska Airlines and our regional partners serve more than 120 destinations across the United States, Belize, Canada, Costa Rica and Mexico. We emphasize Next-Level Care for our guests, along with providing low fares, award-winning customer service and sustainability efforts. Alaska is a member of the oneworld global alliance. With the alliance and our additional airline partners, guests can travel to more than 1,000 destinations on more than 20 airlines while earning and redeeming miles on flights to locations around the world. Learn more about Alaska at news.alaskaair.com. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).

Forward Looking Statements
This presentation may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2021. Some of these risks include competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.
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